FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                            Grand Court Lifestyles, Inc.
            --------------------------------------------------------------
                (Exact name of Registrant as specified in its charter)


                    Delaware                           22-3423087
          --------------------------              -----------------------
           (State of Incorporation                 (I.R.S. Employer
            or Organization)                        Identification No.)


               2650 N. Military Trail
               Suite 350
               Boca Raton, Florida                          33431
          ----------------------------            -----------------------
           (Address of Principal                       (Zip Code)
            Executive Offices)

        If this form relates to the        If this form relates to the
        registration of a class of debt    registration of a class of
        securities and is effective upon   debt securities and is to become
        filing pursuant to General         effective simultaneously with
        Instruction A(c)(1) please check   the effectiveness of a concurrent
        the following box.  [ ]            registration statement under the
                                           Securities act of 1933 pursuant to
                                           General Instruction A(c)(2) please
                                           check the following box. [ ]


        Securities to be registered pursuant to Section 12(b) of the Act:

             None

        Securities to be registered pursuant to Section 12(g) of the Act:

           % Senior Convertible Redeemable Preferred Stock, $.0001 par value
        --------------------------------------------------------------------
                                  (Title of Class)

        ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The class of securities to be registered hereby is the   %
        Senior Convertible Redeemable Preferred Stock, $.0001 par value (the "Securities"), of Grand Court Lifestyles, Inc., a Delaware corporation (the "Company").

                  For a description of the Securities, reference is made to the descriptions of the Securities included in the Company's Prospectus which descriptions are incorporated herein by reference. The Prospectus forms a part of the Registration Statement on Form S-1 (No. 333-05955) filed by the Company with the Securities and Exchange Commission.

        ITEM 2.   EXHIBITS.

                  The Securities described herein are to be registered pursuant to Section 12 (g) of the Securities Exchange Act of 1934, as amended. Accordingly, the following exhibits required in accordance with Part I to the instructions as to exhibits to Form 8-A are duly filed:

        3.1. Form of Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to Registration Statement No. 333-05955).

        3.2. By-Laws of the Company (filed as Exhibit 3.2 to Registration Statement No. 333-05955).

        4.1 Form of Certificate of Designation, Preferences and Rights of % Senior Convertible Redeemable Preferred Stock of the Company (filed as Exhibit 4.1 to Registration Statement No. 333-05955).

                                       SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


        Dated:  March 12, 1997             GRAND COURT LIFESTYLES, INC.


                                           By: /s/ Paul Jawin
                                              ------------------------------
                                                     Paul Jawin
                                                     Chief Financial Officer